CONTACT:     Bruce Zurlnick                     Leigh Parrish/Cara O'Brien
             Senior Vice President and          Financial Dynamics
             Chief Financial Officer            (212) 850-5600
             Finlay Enterprises, Inc.
             (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                    FINLAY ENTERPRISES REPORTS SECOND QUARTER
                             AND FIRST HALF RESULTS

NEW YORK, NY, AUGUST 18, 2005 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today its financial results for the second quarter and first six months of fiscal 2005.

SECOND QUARTER RESULTS

For the 13 weeks ended July 30, 2005, the Company reported a net loss of $74.8 million, or $8.33 per share, which includes a pre-tax non-cash charge of $77.3 million, or $8.12 per share, for the impairment of goodwill. Excluding this charge, the current year's second quarter net loss was $1.9 million or $0.21 per share.

Last year's second quarter net loss totaled $5.7 million, or $0.66 per share, which includes pre-tax charges of $9.1 million, or $0.64 per share, associated with early debt extinguishment costs related to the refinancing of the Company's debt, and a $625,000 credit, or $0.07 per share, associated with the reversal of income tax accruals that were no longer required. Excluding these charges and credits, the prior year's second quarter net loss was $0.8 million or $0.09 per share.

Income from operations before depreciation and amortization expenses (EBITDA), excluding the goodwill charge, for the second quarter of fiscal 2005 totaled
$6.9 million compared to $8.9 million in the prior year period.

As previously reported, sales increased 5.9% to $199.7 million for the second quarter compared to $188.6 million in the same period a year ago. Total sales for the second quarter of fiscal 2005 included $13.9 million of sales related to the Carlyle specialty jewelry stores acquired by the Company in May 2005.
Comparable department sales (departments open for the same months during the comparable period) for the first quarter increased 0.1%.

The write-down of goodwill, a non-cash charge, was the result of updating the
Company's impairment analysis required by SFAS No. 142 - "Goodwill and Other
Intangible Assets". The analysis took into consideration the Company's results for the first half of the year and estimates for the balance of the year and beyond, as well as Federated Department Stores, Inc.'s recently announced intention to divest 42 stores for which Finlay currently operates the jewelry departments. As a result of this analysis, an impairment of goodwill of $77.3 million was recorded, which eliminates all the goodwill that was on the
Company's balance sheet.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc., commented, "We generated bottom line results for the quarter in line with our previously provided expectations. Our comparable store sales were impacted by softer sales in May Company stores, however, we generated solid comparable department sales in our Federated host store groups. In addition, we are pleased to have successfully completed the acquisition of Carlyle, whose stores performed well in the quarter. The acquisition of Carlyle diversifies our business and provides additional opportunities for future growth."

FIRST HALF RESULTS

For the six months ended July 30, 2005, the Company reported a net loss of $77.6 million, or $8.64 per share. Excluding the non-cash goodwill charge, the six month net loss was $4.7 million, or $0.52 per share. Last year's net loss for the comparable period totaled $7.3 million, or $0.83 per share. Excluding the refinancing charges and the income tax credit, the prior year's net loss for the first six months was $2.3 million, or $0.27 per share.

The Company reported EBITDA, excluding the goodwill charge, for the six month period of $11.4 million, compared to $16.4 million in the prior year.

As previously reported, sales increased 2.5% to $385.5 million for the six month period compared to $376.2 million in the same period a year ago. Total sales for the first six months of fiscal 2005 included $13.9 million of sales related to the Carlyle specialty jewelry stores acquired by the Company in May 2005.
Comparable department sales increased 0.3% for the first half of fiscal 2005.

COMPANY OUTLOOK

Finlay currently operates the jewelry departments in 42 of the locations included in the list of 68 locations Federated Department Stores recently announced it intends to divest in 2006 in relation to its merger with the May
Department Stores Company. Annual sales from these 42 locations in fiscal 2004 were approximately $49.0 million.

Included in the 42 locations are three Macy's central stores and one Macy's
Northwest store which are owned by Federated. The remaining 38 doors consist of current May Company stores that operate under various regional nameplates. It is possible some of these stores could potentially be sold to department store hosts with which Finlay currently has active relationships or to potential new host partners.

At this time, Federated has not announced a specific timeline for when these stores will close. However, assuming these stores close beginning in 2006, the
Company currently estimates recording closing costs associated with accelerated depreciation of fixed assets, losses on disposal of fixed assets and severance totaling approximately $1.2 million, or $0.08 per share, related to these departments over the balance of 2005 and 2006. Approximately $0.5 million of these costs will be recorded in Fiscal 2005. Of the total $1.2 million, approximately $0.7 million of these costs are a non-cash charge.

The Company has revised its estimates for the balance of the year in light of the results for the first half as well as anticipated costs associated with the closure of 42 locations affected by Federated's merger with May, and now anticipates earnings per diluted share to range between $2.10 and $2.20 for fiscal 2005, exclusive of the goodwill charge. This projection is based on comparable store sales in the range of 2.5% - 3.0% for the second half. This compares to diluted earnings per share of $2.25 in fiscal 2004, excluding debt extinguishment costs related to refinancing the Company's debt.

Mr. Reiner concluded, "Our forecast for the second half of the year anticipates ongoing challenges in the host store environment. In addition, we have included costs associated with the anticipated closing in 2006 of 42 stores affected by
Federated's merger with May. We have experienced an improvement in our sales trend to date in the third quarter and will strive to capitalize on developing fashion trends and emerging merchandise categories. Finally, we remain enthusiastic about the opportunities presented through Carlyle and will continue to look for other avenues to diversify and strengthen the profitability of our business."

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, August 18, 2005 at
10:00 a.m. Eastern Time. A live broadcast of the call will be available on the
Company's website at: http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $923.6 million in fiscal 2004. The number of locations at the end of the second quarter of fiscal 2005 totaled 993, including 34 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                          THIRTEEN WEEKS ENDED                      TWENTY-SIX WEEKS ENDED
                                               -----------------------------------------  -----------------------------------------
                                                     JULY 30,             JULY 31,             JULY 30,                  JULY 31,
                                                       2005                 2004                 2005                      2004
                                               ------------------   --------------------  -------------------   -------------------

Sales........................................  $  199,735   100.0%   $  188,638   100.0%  $  385,464   100.0%   $  376,210   100.0%
Cost of sales................................      99,556    49.8        92,474    49.0      191,855    49.8       184,317    49.0
                                               ----------   -----    ----------   -----   ----------   -----    ----------   -----
       Gross margin..........................     100,179    50.2        96,164    51.0      193,609    50.2       191,893    51.0
Selling, general and administrative expenses.      93,305    46.7        87,286    46.3      182,214    47.3       175,467    46.6
Depreciation and amortization................       4,209     2.1         4,374     2.3        8,329     2.1         8,763     2.4
Write-down of goodwill.......................      77,288    38.7         -         -         77,288    20.0         -         -
                                               ----------   -----    ----------   -----   ----------   -----    ----------   -----
        Income (loss) from operations........     (74,623)  (37.3)        4,504     2.4      (74,222)  (19.2)        7,663     2.0
Interest expense, net........................       6,089     3.1         5,802     3.1       11,142     2.9        11,513     3.0
Other expense - debt extinguishment costs....       -           -         9,090     4.8        -          -          9,090     2.4
                                               ----------   -----    ----------   -----   ----------   -----    ----------   -----
        Loss before income taxes.............     (80,712)  (40.4)      (10,388)   (5.5)     (85,364)  (22.1)      (12,940)   (3.4)
Benefit for income taxes.....................      (5,919)   (3.0)       (4,676)   (2.5)      (7,757)   (2.0)       (5,671)   (1.5)
                                               ----------  ------    ----------   -----   ----------   -----    ----------   -----
        Net loss.............................  $  (74,793)  (37.4)%  $   (5,712)   (3.0)% $  (77,607)  (20.1)%  $   (7,269)   (1.9)%
                                               ==========  ======    ==========   =====   ==========   =====    ==========   =====
Net loss per share applicable to common shares:
       -  Basic and diluted..................  $    (8.33)           $    (0.66)          $    (8.64)           $     0.83
                                               ==========            ==========           ==========            ==========

Weighted average share and share equivalents
         Outstanding:
       -  Basic and diluted..................   8,981,710             8,644,967            8,979,532             8,719,645
                                               ==========            ==========           ==========            ==========

Other information: EBITDA....................  $  (70,414)           $    8,878           $  (65,893)           $   16,426
                                               ==========            ==========           ==========            ==========

EBITDA excluding write-down of Goodwill......  $    6,874            $    8,878           $   11,395            $   16,426
                                               ==========            ==========           ==========            ==========

Reconciliation of EBITDA:
       Income (loss) from operations.........  $  (74,623)           $    4,504           $  (74,222)           $    7,663
       Add: Depreciation and amortization           4,209                 4,374                8,329                 8,763
                                               ----------            ----------           ----------            ----------
       EBITDA................................  $  (70,414)           $    8,878           $  (65,893)           $   16,426
                                               ==========            ==========           ==========            ==========


--------------------------
(1) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses, and excludes discontinued
    operations. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

(2) The prior year financial statements have been restated to reflect the
    Company's change during 2004 in the method of determining price indicies used in the valuation of LIFO inventories.

(3) The prior year thirteen weeks and twenty-six weeks ended July 31, 2004 includes $625,000 benefit associated with the reversal of income tax accruals that were no longer required.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)



                                                                    JULY 30,              JULY 31,
                                                                      2005                  2004
                                                                ----------------      ----------------

                               ASSETS

Cash.........................................................   $          2,517      $          1,802
Accounts receivable..........................................             40,451                36,185
Inventory....................................................            354,435               280,428
Other current assets.........................................             50,454                61,471
                                                                ----------------      ----------------
    Total current assets.....................................            447,857               379,886
                                                                ----------------      ----------------
Fixed assets.................................................             60,951                64,123
Goodwill.....................................................           -                       77,288
Other assets.................................................             20,957                19,034
                                                                ----------------      ----------------
    Total assets.............................................   $        529,765      $        540,331
                                                                ================      ================

                LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings........................................   $         88,428      $         59,968
Accounts payable.............................................             66,273                49,505
Other current liabilities....................................             63,619                64,035
                                                                ----------------      ----------------
    Total current liabilities................................            218,320               173,508
Long-term debt...............................................            200,000               200,000
Deferred income taxes and other non-current liabilities......             18,052                23,548
                                                                ----------------      ----------------
    Total liabilities........................................            436,372               397,056
Total stockholders' equity...................................             93,393               143,275
                                                                ----------------      ----------------
    Total liabilities and stockholders' equity...............   $        529,765      $        540,331
                                                                ================      ================


---------------------------
(1) The prior year financial statements have been restated to reflect the
    Company's change during 2004 in the method of determining price indicies used in the valuation of LIFO inventories.

                                       ###